SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            The Marquee Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)



                 Delaware                                    13-3878295
(State or Other Jurisdiction of Incorporation             (I.R.S. Employer
             or Authorization)                           Identification No.)

                        150 East 58th Street, 19th Floor
                            New York, New York 10155
                    (Address of principal executive offices)

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]


Securities to be registered pursuant to Section 12(g) of the Act:

         Title of Each Class                Name of Each Exchange on Which
         to be so Registered                Each Class is to be Registered
--------------------------------------    ----------------------------------
Units, each consisting of one share of
Common Stock, par value $.01 and one
Warrant                                        Nasdaq SmallCap Market

Common Stock, $.01 par value per share         Nasdaq SmallCap Market

Warrants                                       Nasdaq SmallCap Market


Item 1.  Description of Registrant's Securities to be Registered

                  The description of the Units, Common Stock and Warrants set forth under "Description of Capital Stock" contained in the prospectus included in The Marquee Group Inc.'s Registration Statement on Form SB-2 (File No. 333-11287) filed with the Securities and Exchange Commission on September 3, 1996, as amended by Amendment No. 1 thereto, is hereby incorporated herein by reference.

Item 2.  Exhibits.

1. Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registration Statement on Form SB-2
   (File No. 333-11287) and incorporated herein by referenced).

2. Amended and Restated By-laws of the Registrant (filed as Exhibit 3.2 to the Registration Statement on Form SB-2 (File No. 333-11287) and incorporated herein by reference).

3. Form of Revised Warrant Agreement (filed as Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form SB-2 (File No. 333-11287) and incorporated herein by reference).

                                   SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           THE MARQUEE GROUP, INC.



Date:    November 7, 1996                  By:     /s/ Kraig G. Fox
                                              ----------------------------
                                                   Kraig G. Fox
                                                   Secretary